Exhibit 32

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Caladrius Biosciences, Inc. a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2017 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	April 2, 2018	/s/ David J. Mazzo
David J. Mazzo, PhD
President and Chief Executive Officer
(Principal Executive Officer)

Dated:	April 2, 2018	/s/ Joseph Talamo
Joseph Talamo
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)